Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan, 1991) Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782.6961	F I L E D SEP 29 1993 GEORGE H. RYAN SECRETARY OF STATE	SUBMIT IN DUPLICATE

This space for use by Secretary of State
Date
Payment must be made by certified check, cashier’s check. Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”		Franchise Tax
		Filing Fee	a c —
		Approved:	0

1.	CORPORATE NAME: Century Mineral Resources, Inc.

(The corporate name must contain the word “corporation, “company, “incorporated,” limited” or an abbreviation thereof.)

2. Initial Registered Agent:	Gerald	A	Weber
	First Name	Middle Initial	Last name

Initial Registered Office:	2 2 2 N.	La Salle Street	800
	Number	Street	Suite #

	Chicago	60601	COOK
	City	Zip Code	County

3.	Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any and all lawful purposes for which a corporation may be incorporated under the Illinois Business Corporation Act, as amended, as the incorporators may determine.

(ILLEGIBLE)

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	per Share	Authorized	Proposed to be Issued	Received Therefor
Common	NPV	1000	100	00

			TOTAL $ 100

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

5 OPTIONAL:	• Number of directors constituting the initial board of directors of the corporation:
l Names and addresses of the persons who are to Serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
Name Residential Address

6. OPTIONAL	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:

	(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	S_____________

(d) It is estimated that the gross amount of business that will be transacted from places of business in the Slate of Illinois during the following year will be:

7, OPTIONAL: OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation. e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) &, ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing

Dated	September 14	1993

	/s/ David L. Surina				Address
				222 N. LaSalle Street		Ste 800
	Signature			Street

	David L. Surine, Incorporator			Chicago	Illinois		60601
	Type or Print Name			City/Town?	State		Zip Code

2.			2.
	Signature			Street

	Type or Print Name,’			City/Town?	State		Zip Code

3,			3.
	Signature			Street

	Type or Print Name,’			City/Town?	State		Zip Code

Signatures must be in ink on original document, Carbon copy, photocooy or rubber stamp signatures may only be used on conformed copies.) NOTE: It a corporation acts as incorporator, the name of the corporation and the state of Incorporation shall be shown and the execution inall be by its President or Vice President and yertfleo lry him. and attested by its Secretary or Assistant Secretary.

Articles of Incorporation are true.

Fee Schedule

•	The franchise tax is assed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital representated in this state, with a minimum of S25 and a maximum of $1.000,000.

•	The filing fee is $75.

•	The minimum total due (franchise tax filing fee) is $100, {Applies when the Consideration to be received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary,

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-6961

FORM BCA 5.10/5.20 (rev. Dec. 2003) STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE Business Corporation Act

Jesse White, Secretary of State	F I L E
Department of Business Services
501 S. Second St., Rm. 328	MAR 16 2 010
Springfield, IL 62756
217-782-7808 www.cyberdriveillinois.com	JESSE WHITE SECRETARY OF STATE
Remit payment in the form of a
check or money order payable to Secretary of State.

	File # 57495472	Filing Fee : $25 Approved : _ _ Nil _

Submit in duplicate	Type or Type clearly in black Ink	Do not write above this line

1.	Corporate Name: CENTURY MINERAL RESOURCES, INC.

2.	State or Country of Incorporation: ILLINOIS

3.	Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent: C T CORPORATION SYSTEM
First Name	Middle Name	Last Name

Registered Office: 208 SO LASALLE STREET		SUITE 814
Number	Street	Suite # (P.O. Box alone is unacceptable)

CHICAGO	60604	COOK

City	ZIP Code	County

4.	Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent: ILLINOIS CORPORATION SERVICE COMPANY
First Name	Middle Name	Last Name

Registered Office: 801 ADLAI STEVENSON DRIVE
Number	Street	Suite # (P.O. Box alone is unacceptable)

SPRINGFIELD	62703	SANGAMON

City	ZIP Code	County	OCt

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)
a.	Resolution duly adopted by the board of directors. (See Note 5 on reverse.)
b.	Action of the registered agent. (See Note 6 on reverse.)

SEE REVERSE FOR SIGNATURE(S).

Printed by authority of the State of Illinois. September 2008 -1-c 135.19

7.	If authorized by the board of directors, sign here. (See Note 5 below.)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated MARCH 12	2010	CENTURY MINERAL RESOURCES, INC.
Month & Day		Exact Name of Corporation

/s/ Blanca Lozada

BLANCA LOZADA, ATTORNEY IN ACT

Name and Title (type or print)

if change of registered office by registered agent, sign here. (See Note 6 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct.

Dated
Month & Day	Year	Signature of Registered Agent of Record

Name (type or print) ff Registered Agent is a corporation, Name and Title of officer who is signing on its behalf.

NOTES

1.	The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same,

2.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of Incorporation and a certified copy of the Statement of Change of Registered Office, Such certified copies may be obtained ONLY from the Secretary of State.

5,	Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent, When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

Printed by authority of the State of Illinois. September 2008 -1-c 135.19